UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: July 7, 2006

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

PRESS RELEASE

NME WITHDRAWS FROM PLANNED ACQUISITION OF BEIJING E-WORLD
NME board of Directors today announced that it wishes to withdraw from the proposed acquisition of Beijing E-World.

“After careful consideration and extensive due diligence and advise from our professional Advisors we have decided not to pursue our planned acquisition of Beijing E-World or any associated operations. The withdrawal of our acquisition will have no bearing on our continued technical or business activities with other partners in mainland China,” commented the CEO, Mr. Mahesh Jayanarayan.

He added, “NME will have no material or financial obligations in its withdrawal and will have absolutely no adverse effect or bearing on its planned launch of its HD products. The planned launch of HD VMD will remain on course for the 3rd Quarter.”

NME entered into a definitive agreement in December 2005 to acquire Beijing E-World. However the planned acquisition was delayed owing to compliance with US Accounting policies. On further investigation and due diligence, NME found that Beijing E-World will not form a good fit to its existing business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2006	NME Enterprises, Inc.
---------------------------------
(Registrant)

/s/ Mahesh Jayanarayan
------------------------------------------------
Mahesh Jayanarayan
Chief Executive Officer